UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2009

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 24, 2009, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), acting through the Federal Housing Finance Agency (“FHFA”) as its duly appointed Conservator, and the United States Department of the Treasury (“Treasury”) entered into a second amendment to the Amended and Restated Senior Preferred Stock Purchase Agreement dated as of September 26, 2008, between Treasury and Freddie Mac, acting through FHFA (the “Second Amendment”). The Amended and Restated Senior Preferred Stock Purchase Agreement was previously amended on May 6, 2009 and as so amended is referred to below as the “Existing Agreement.” A copy of the Second Amendment is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

The principal changes to the Existing Agreement effected by the Second Amendment are summarized below:

•	The $200 billion cap on Treasury’s funding commitment under the Existing Agreement will increase as necessary to accommodate any cumulative reduction in Freddie Mac’s net worth during 2010, 2011 and 2012. Specifically, the Second Amendment provides that the aggregate amount that may be funded under Treasury’s commitment may not exceed the greater of (a) $200 billion, or (b) $200 billion plus the cumulative total of Deficiency Amounts (as defined in the Existing Agreement) determined for calendar quarters in calendar years 2010, 2011, and 2012, less any Surplus Amount (defined in the Second Amendment as the amount by which our total assets exceed our total liabilities, as reflected on our balance sheet in accordance with generally accepted accounting principles) determined as of December 31, 2012.

•	The annual 10% reduction in the size of our mortgage-related investments portfolio, the first of which is effective on December 31, 2010, will be calculated based on the maximum allowable size of the mortgage-related investments portfolio, rather than the actual balance of the mortgage-related investments portfolio, as of December 31 of the preceding year. Therefore, the size of our mortgage-related investments portfolio may not exceed $810 billion as of December 31, 2010 (90% of $900 billion, the maximum allowable size as of December 31, 2009). Under the Second Amendment, the size of the mortgage-related investments portfolio for purposes of the annual limit will be based on unpaid principal balance, rather than the amount that would appear on our balance sheet in accordance with generally accepted accounting principles as provided by the Existing Agreement, and the related limitation on the amount of our indebtedness will be based on par value. In each case, the limitations will be determined without giving effect to any future change in Statement of Financial Accounting Standards No. 140, 166, 167 or any similar accounting standard.

•	The determination and payment of the Periodic Commitment Fee that Freddie Mac must pay to Treasury will be delayed by one year. Pursuant to the Second Amendment, the amount of the Periodic Commitment Fee must be set no later than December 31, 2010 with respect to the ensuing five-year period and will be payable quarterly beginning March 31, 2011.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Second Amendment dated as of December 24, 2009, to the Amended and Restated Senior Preferred Stock Purchase Agreement dated as of September 26, 2008, between the United States Department of the Treasury and Federal Home Loan Mortgage Corporation, acting through the Federal Housing Finance Agency as its duly appointed Conservator

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Ross J. Kari

Ross J. Kari
Executive Vice President — Chief Financial Officer

Date: December 29, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Second Amendment dated as of December 24, 2009, to the Amended and Restated Senior Preferred Stock Purchase Agreement dated as of September 26, 2008, between the United States Department of the Treasury and Federal Home Loan Mortgage Corporation, acting through the Federal Housing Finance Agency as its duly appointed Conservator